UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

AMERICREDIT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICREDIT CORP.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear AmeriCredit Shareholder:

On Wednesday, November 2, 2005, AmeriCredit Corp. will hold its 2005 Annual Meeting of Shareholders at the Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas. The meeting will begin at 10:00 a.m.

Only shareholders who owned stock at the close of business on Friday, September 9, 2005 can vote at this meeting or any adjournments that may take place. At the meeting we will:

1.	Elect two members of the Board of Directors for terms expiring in 2008;

2.	Consider and vote upon a proposal to approve the Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp.;

3.	Ratify the appointment by AmeriCredit’s Audit Committee of the independent registered public accounting firm for fiscal 2006; and

4.	Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the proposals outlined in the Proxy Statement.

At the meeting, we will also report on AmeriCredit’s fiscal 2005 business results and other matters of interest to shareholders.

The approximate date of mailing for the Proxy Statement, proxy card and AmeriCredit’s 2005 Annual Report is September 26, 2005.

We hope you can attend the Annual Meeting. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

J. Michael May
Secretary

September 23, 2005

AMERICREDIT CORP.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 2, 2005

SOLICITATION AND REVOCABILITY OF PROXIES

The accompanying proxy is solicited by the Board of Directors on behalf of AmeriCredit Corp., a Texas corporation (“AmeriCredit” or the “Company”), to be voted at the 2005 Annual Meeting of Shareholders of AmeriCredit (the “Annual Meeting”) to be held on November 2, 2005 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated such shares will be voted for the election of directors and in favor of the other proposals set forth in the Notice.

The principal executive offices of AmeriCredit are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102. AmeriCredit’s mailing address is the same as its principal executive offices.

This Proxy Statement and accompanying proxy card are being mailed on or about September 26, 2005. AmeriCredit’s Annual Report on Form 10-K covering the Company’s fiscal year ended June 30, 2005 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at the Company’s principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

In addition to the solicitation of proxies by use of the mail, the directors, officers and regular employees of the Company may solicit the return of proxies either by mail, telephone, email or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. AmeriCredit has also retained Georgeson Shareholder Communications, Inc. (“GSC”) to assist in the solicitation of proxies from shareholders and will pay GSC a fee of approximately $9,100 for its services and will reimburse GSC for its out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward solicitation materials to the beneficial owners. The cost of preparing, printing, assembling and mailing the Annual Report, the Notice, this Proxy Statement and the enclosed proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares and other costs of solicitation, will be borne by AmeriCredit.

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of the proxy statement and annual report to any household at which two or more shareholders reside if a company reasonably believes the shareholders are members of the same family. This procedure would reduce the volume of duplicate information shareholders receive and would also reduce the Company’s printing and mailing costs. The Company will promptly deliver an additional copy of either document to any shareholder who writes or calls the Company at the following address or phone number: Investor Relations, AmeriCredit Corp., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, (817) 302-7000.

PURPOSES OF THE MEETING

At the Annual Meeting, the shareholders of AmeriCredit will consider and vote on the following matters:

1.	The election of two directors to terms of office expiring at the Annual Meeting of Shareholders in 2008, or until their successors are elected and qualified;

2.	The proposal to approve the Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the “2000 Plan”);

3.	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2006; and

4.	The transaction of such other business that may properly come before the Annual Meeting or any adjournments thereof.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on September 9, 2005 (the “Record Date”). On the Record Date, there were 139,500,835 shares of Common Stock of the Company, par value $0.01 per share, outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors, and the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for the approval of the 2000 Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2006.

Abstentions and broker non-votes are counted towards determining whether a quorum is present. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions on a particular item (other than the election of directors) will be counted as present and voting for purposes of the item on which the abstention is noted, but will have the effect of a “no” vote as to that proposal because each proposal (other than the election of directors) requires the affirmative vote of a majority of the shares voting at the meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date, by (1) each current director and nominee for director of the Company; (2) each Named Executive Officer; (3) all of our present executive officers and directors as a group; and (4) each other person known to us to own beneficially more than five percent of our presently outstanding common stock. Unless otherwise indicated, the address for the following shareholders is 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102.

	Common Stock Owned Beneficially (1)		Percent of Class Owned Beneficially (1)
Legg Mason Capital Management, Inc.	10,501,800 (2)		7.11%
Columbia Wanger Asset Management, L.P.	9,332,700 (3)		6.32%
EARNEST Partners, LLC	8,984,393 (4)		6.08%
Goldman Sachs Asset Management.	8,910,421 (5)		6.03%
Eubel Brady & Suttman Asset Management, Inc.	8,602,839 (6)		5.83%
Wasatch Advisors, Inc	8,554,839 (7)		5.79%
Clifton H. Morris, Jr.	2,664,960 (8)		1.89%
Daniel E. Berce.	2,326,525 (9)		1.64%
John R. Clay	40,000 (1	0)	*
A.R. Dike	174,300 (1	1)	*
James H. Greer	338,300 (1	2)	*
Douglas K. Higgins	360,000 (1	3)	*
Kenneth H. Jones, Jr.	240,000 (1	4)	*
B.J. McCombs	41,000 (1	5)	*
Preston A. Miller	414,870 (1	6)	*
Mark Floyd	271,863 (1	7)	*
Chris A. Choate	350,759 (1	8)	*
All Present Executive Officers and Directors as a Group (12 Persons)	7,462,450		5.14%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of our Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 139,500,835 shares outstanding as of the Record Date, except for certain parties who hold stock options and stock appreciation rights (“SARs”) that are presently exercisable or exercisable within 60 days of the Record Date. The percentages for those parties who hold options and SARs that are presently exercisable or exercisable within 60 days of the Record Date are based upon the sum of 139,500,835 shares outstanding plus the number of shares subject to options and SARs that are presently exercisable or exercisable within 60 days of the Record Date held by them, as indicated in the following notes.

(2)	Pursuant to a Schedule 13F filed on or about June 30, 2005, Legg Mason Capital Management, Inc. reports holding an aggregate of 10,501,800 shares. The address of Legg Mason Capital Management, Inc. is 100 Light Street, Baltimore, Maryland 21202.

(3)	Pursuant to a Schedule 13F filed on or about June 30, 2005, Columbia Wanger Asset Management, L.P. reports holding an aggregate of 9,332,700 shares. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe, Suite 3000, Chicago, Illinois 60606.

(4)	Pursuant to a Schedule 13F filed on or about June 30, 2005, EARNEST Partners, LLC reports holding an aggregate of 8,984,393 shares. The address of EARNEST Partners, LLC is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309.

(5)	Pursuant to a Schedule 13F filed on or about June 30, 2005, Goldman Sachs Asset Management reports holding an aggregate of 8,910,421 shares. The address of Goldman Sachs Asset Management is One New York Plaza, New York, New York 10004.

(6)	Pursuant to a Schedule 13F filed on or about June 30, 2005, Eubel Brady & Suttman Asset Management, Inc. reports holding an aggregate of 8,602,839 shares. The address of Eubel Brady & Suttman Asset Management, Inc. is 7777 Washington Village Drive, Dayton, Ohio 45459.

(7)	Pursuant to a Schedule 13F filed on or about June 30, 2005, Wasatch Advisors, Inc. reports holding an aggregate of 8,554,839 shares. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(8)	This amount includes 1,716,000 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days. This amount also includes (i) 50,537 shares of common stock in the name of Sheridan C. Morris, Mr. Morris’ wife, and (ii) 300,000 shares owned by Clydesdale Partners Fund Limited Partnership, L.L.P. (“Clydesdale”), a Texas limited partnership of which the sole general partner is SCHM Investments, Inc. (“SCHM”); the sole shareholders of SCHM are Mr. Morris and his wife. The limited partners of Clydesdale are Mr. Morris, his wife and SCHM.

(9)	This amount includes 2,116,000 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days.

(10)	This amount includes 40,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(11)	This amount includes 130,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 6,000 shares of common stock held in the name of Sara B. Dike, Mr. Dike’s wife.

(12)	The amount includes 180,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 39,216 shares of common stock held by Mr. Greer’s wife as separate property, as to which Mr. Greer disclaims any beneficial interest.

(13)	This amount includes 180,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 34,000 shares held in trust for the benefit of certain family members of Mr. Higgins, as to which Mr. Higgins disclaims any beneficial interest.

(14)	This amount includes 170,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(15)	This amount includes 40,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(16)	This amount includes 317,600 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days.

(17)	This amount includes 225,700 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days.

(18)	This amount includes 251,200 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days.

ELECTION OF DIRECTORS
(Item 1)

On September 7, 1999, the Board of Directors adopted amendments to the Company’s bylaws classifying the Board of Directors into three (3) classes, as nearly equal in number as possible, each of whom would serve for three years, with one class being elected each year. The Board of Directors believes that the staggered three-year term of the classified Board of Directors helps assure the continuity and stability of management of the Company. This continuity and stability will result from the fact that with the classified Board of Directors, the majority of the directors at any given time will have prior experience as directors of the Company. The classified Board of Directors is also intended to protect shareholders’ rights in the event of an acquisition of control by an outsider which does not have the support of the Board of Directors.

On August 3, 2005, Mr. B.J. McCombs announced his intention not to stand for re-election to the Board of Directors. Accordingly, Mr. McCombs’ service as a director will end on November 2, 2005.

In order to be elected, each nominee for director must receive at least the number of votes equal to the plurality of the shares represented at the meeting, either in person or by proxy. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees to the Board of Directors.

Vacancies occurring on the Board may be filled by the Board of Directors upon recommendations of the Nominating and Corporate Governance Committee for the unexpired term of the replacement director’s predecessor in office.

The Board of Directors has selected the following nominees recommended by the Nominating and Corporate Governance Committee for election to the Board of Directors:

CLASS III — NOMINEES FOR TERMS EXPIRING IN 2008:

CLIFTON H. MORRIS, JR., 70, has been a director since 1988. Mr. Morris has been Chairman of the Board since May 1988. Mr. Morris served as Chairman of the Board and Chief Executive Officer from May 1988 to July 2000 and from April 2003 to August 2005. Mr. Morris also served as President from May 1988 until April 1991 and from April 1992 to November 1996. Mr. Morris is also a director of Service Corporation International, a publicly held company that owns and operates funeral homes and related businesses.

JOHN R. CLAY, 57, has been a director since June 2003. Mr. Clay was Chief Executive Officer of Practitioners Publisher Company, Inc., a leading publisher of accounting and auditing manuals for CPA firms, from 1979 to 1999. Mr. Clay has also served 12 years as a public accountant, first with Ernst & Ernst and later as a partner with Rylander, Clay & Opitz. Mr. Clay is a certified public accountant and has authored several accounting articles and financial publications.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

CONTINUING DIRECTORS — CLASS I — Terms Expiring in 2006:

DANIEL E. BERCE, 51, has been a director since 1990. Mr. Berce has been President and Chief Executive Officer since August 2005. Mr. Berce served as President from April 2003 until August 2005. Mr. Berce was Vice Chairman and Chief Financial Officer from November 1996 until April 2003. Mr. Berce served as Executive Vice President, Chief Financial Officer and Treasurer from November 1994 until November 1996. Mr. Berce is also a director of Curative Health Services, Inc., a publicly held company that provides specialty health care services, and AZZ incorporated, a publicly held company that manufactures specialty electrical equipment and provides galvanizing services to the steel fabrication industry.

JAMES H. GREER, 78, has been a director since 1990. Mr. Greer is Chairman of the Board of Greer Capital Corporation as well as Chairman of two companies involved in real estate and commercial real estate development and management. From 1985 to 2001, Mr. Greer served as Chairman of the Board of Shelton W.

Greer Co., Inc., which engineers, manufactures, fabricates and installs building specialty products, and as Chairman of the Board of Vermiculite Products, Inc. Mr. Greer served as a director of Service Corporation International for 27 years, retiring from that position in 2005. Mr. Greer previously served as a director for several banks and financial institutions.

CONTINUING DIRECTORS — CLASS II — Terms Expiring in 2007:

A.R. DIKE, 69, has been a director since 1998. Mr. Dike is the President and Chief Executive Officer of The Dike Company, Inc., a private insurance agency, and has been in such position since July 1999. Prior to July 1999, Mr. Dike was President of Willis Corroon Life, Inc. of Texas, and was in such position for more than five years. Mr. Dike previously served as a director for several insurance companies. Mr. Dike served as a director of JPMorgan Chase Bank of Tarrant County and its predecessor banks from 1977 though 1988 and currently serves as an advisory director. Mr. Dike is also a director of Cash America International, Inc., a publicly held pawn brokerage company.

DOUGLAS K. HIGGINS, 55, has been a director since 1996. Mr. Higgins is a private investor and owner of Higgins & Associates and has been in such position since July 1994. Mr. Higgins served as the President and Chief Executive Officer of H&M Food Systems Company, Inc. from 1983 through 1994.

KENNETH H. JONES, JR., 70, has been a director since 1988. Mr. Jones, a private investor, retired as Vice Chairman of KBK Capital Corporation (“KBK”) (now known as Marquette Commercial Finance, Inc.), a non-bank commercial finance company, in December 1999. Mr. Jones had been Vice Chairman of KBK since January 1995. Prior to January 1995, Mr. Jones was a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and was with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years.

Board Committees and Meetings

Standing committees of the Board include the Audit Committee, the Stock Option/Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

As enumerated more fully in its charter, which may be accessed on the Company’s website at www.americredit.com, the Audit Committee’s principal responsibilities consist of the following:

•	Review and discuss with management and the independent registered public accounting firm the quarterly and annual financial statements, including disclosures made in management’s discussion and analysis.

•	Review and discuss with management and the independent registered public accounting firm the effect of any major changes to the Company’s accounting principles and practices, as well as the impact of any regulatory and accounting initiatives on the Company’s financial statements.

•	Review and discuss with management and the independent registered public accounting firm the effectiveness of management’s internal controls over the Company’s financial reporting process.

•	Oversee and review the performance of the Company’s internal audit function.

•	Review the qualifications, independence and performance of the independent registered public accounting firm annually and appoint or re-appoint the independent registered public accounting firm.

•	Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Review and discuss summary reports from the Company’s compliance hotline, a toll-free number available to Company employees to make anonymous reports of any complaints or issues regarding the Company’s financial statements or accounting policies.

The Board has affirmatively determined that (i) all members of the Audit Committee are independent under the rules of the New York Stock Exchange and the Board’s Corporate Governance Guidelines, (ii) all members of the Audit Committee are financially literate, as the Board interpreted such qualifications in its business judgment and (iii) Mr. Clay qualifies as an audit committee financial expert as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934. Members consist of Messrs. Clay, Dike, Greer and Jones. In fiscal 2005, the Audit Committee met nine times and, pursuant to the authority delegated to him by the Audit Committee, Mr. Jones, Chairman of the Committee, met with the Company’s independent registered public accounting firm prior to the public release of the Company’s quarterly and annual financial results. The “Report of the Audit Committee” is contained in this Proxy Statement beginning on page 28.

Stock Option/Compensation Committee

As enumerated more fully in its charter, which may be accessed on the Company’s website at www.americredit.com, the Stock Option/Compensation Committee’s principal responsibilities consist of the following:

•	Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of these established goals and objectives and set the CEO’s annual compensation, including salary, bonus, incentive and equity compensation.

•	Develop and lead the annual evaluation of the performance of the Company’s CEO.

•	Oversee and evaluate, based on input and recommendations from the CEO, the performance of and compensation structure (including salary, bonus and equity compensation) for the members of the Company’s executive management team.

•	Administer the Company’s employee stock option and other stock-based compensation plans and grant stock options and amend and terminate stock option plans.

•	Retain and terminate compensation consultants to evaluate the compensation of officers.

The Board has affirmatively determined that all members of the Stock Option/Compensation Committee are independent under the rules of the New York Stock Exchange, the Internal Revenue Code and the Board’s Corporate Governance Guidelines. Members consist of Messrs. Clay, Greer, Higgins and Jones. In fiscal 2005, the Stock Option/Compensation Committee met six times. The “Report of the Stock Option/Compensation Committee on Executive Compensation” is contained in this Proxy Statement beginning on page 14.

Nominating and Corporate Governance Committee

As enumerated more fully in its charter, which may be accessed on the Company’s website at www.americredit.com, the Nominating and Corporate Governance Committee’s principal responsibilities consist of the following:

•	Regularly review, monitor and, as appropriate, update the Corporate Governance Guidelines.

•	Develop qualification standards for Board membership.

•	Identify and recruit new candidates for the Board, develop a re-nomination review process for current Board members and develop a process to review director nominees received from shareholders.

•	Recommend director nominees to the Board for approval, who, if approved, will stand for election by the shareholders at the Annual Meeting.

•	Make recommendations to the Board with respect to committee assignments for Board members, including the chairmanships of the committees.

•	Develop and lead an annual process for self-assessment of the Board as a whole and for the committees.

•	Oversee CEO and executive succession planning at the Company, including the development of both short-term (i.e., emergency) succession plans and long-term succession plans, including leadership development planning.

•	Develop and regularly review a program for the orientation of new Board members, in conjunction with the Chairman of the Board, so that they can quickly become sufficiently knowledgeable about the Company to contribute meaningfully to Board discussions and decision-making.

•	Make recommendations to the Board with respect to directors’ compensation and to regularly review and, as appropriate, recommend revisions to directors’ compensation.

The Board has affirmatively determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the New York Stock Exchange and the Board’s Corporate Governance Guidelines. In fiscal 2005, the Nominating and Corporate Governance Committee met three times. Members consist of Messrs. Dike, Greer, Higgins and Jones. Mr. Dike, as Chairman of this Committee, led the executive sessions of the independent directors held during every Board meeting.

The Board of Directors held five regularly scheduled meetings during the fiscal year ended June 30, 2005. Mr. Dike has been chosen by the independent directors to serve as the presiding director at executive sessions of the independent directors. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

Director Compensation

For the fiscal year ended June 30, 2005, members of the Board of Directors received a $24,000 annual retainer fee as well as a $4,000 fee for attendance at each meeting of the Board and members of committees of the Board of Directors were paid $1,500 per committee meeting. Additionally, the Audit Committee Chairman received a $4,000 annual retainer fee, and the Stock Option/Compensation Committee Chairman and Nominating and Corporate Governance Committee Chairman each received $3,000 annual retainer fees. During fiscal year 2005, no Board of Directors fees were paid to Messrs. Morris and Berce, the Company’s employee directors.

On November 3, 2004, the date of the Company’s 2004 Annual Meeting of Shareholders, options to purchase 20,000 shares of Common Stock were granted under the 2000 Plan to each of Messrs. Clay, Dike, Greer, Higgins, Jones and McCombs at an exercise price of $19.57 per share, an exercise price equal to the last reported sale price of the Common Stock on the New York Stock Exchange on the date of grant. These options, which vest in full six months after the date of grant, expire ten years after the date of grant.

The Board of Directors anticipates that an annual grant of stock options will be authorized under the 2000 Plan to non-employee directors following the 2005 Annual Meeting of Shareholders in amounts and upon such terms as were authorized following the 2004 Annual Meeting of Shareholders.

As part of their director compensation, each outside director is allowed to make personal use of the Company aircraft for a maximum of 30 flight hours per year. The out-of-pocket expense to the Company for the personal use of the Company aircraft by outside Board members during fiscal 2005 is as follows: $7,896 for Mr. Clay; $13,582 for Mr. Dike; $20,320 for Mr. Higgins; and $56,431 for Mr. Jones. Messrs. Greer and McCombs did not use the Company aircraft in fiscal 2005.

Corporate Governance

The Board of Directors has adopted a Code of Business Conduct and Ethics to govern the conduct of all of the officers, directors and employees of the Company. The Board has also adopted Corporate Governance Guidelines, which detail the functions, activities and administration of the Board and its Committees. In addition to the Amended and Restated Charter of the Audit Committee attached to this Proxy Statement as Appendix A, the Board has adopted charters for the Stock Option/Compensation Committee and for the Nominating and

Corporate Governance Committee. The Code of Business Conduct and Ethics, Corporate Governance Guidelines and the Committee charters can be accessed on the Company’s website at www.americredit.com and are available in print to any shareholder who requests them.

The Company has a Disclosure Committee, comprised of senior executives, to design, establish and maintain the Company’s internal controls and other procedures with respect to the preparation of periodic reports filed with the Securities and Exchange Commission (the “SEC”), earnings releases and other written information that the Company will disclose to the investment community (the “Disclosure Documents”). The Disclosure Committee evaluates the effectiveness of the Company’s disclosure controls and procedures on a regular basis and maintains written records of the disclosure controls and procedures followed in connection with the preparation of the Disclosure Documents.

Director Independence

The Board of Directors has determined that, with the exception of Messrs. Morris, Berce, and McCombs, all of its directors, including all of the members of the Audit, Stock Option/Compensation and Nominating and Corporate Governance Committees, are “independent” as defined by the listing standards of the New York Stock Exchange currently in effect and all applicable rules and regulations of the SEC. Messrs. Morris, Berce and McCombs are not independent because of the following:

—	Mr. Morris is Chairman of Board of the Company.

—	Mr. Berce is President and Chief Executive Officer of the Company.

—	Mr. McCombs’ immediate family members are executive officers of certain automobile dealerships with which the Company transacted business in fiscal year 2005. This relationship is more fully discussed in “Related Party Transactions” on page 19 of this Proxy Statement.

No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. In making its determination, the Board observes all criteria for independence established by the rules of the SEC and the New York Stock Exchange. In addition, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.

Procedures for Contacting Directors

Shareholders and other interested parties who wish to communicate with the Board, including the presiding director of the non-management directors as a group, may do so by writing to AmeriCredit Corp., Board of Directors (or Chairman of the Nominating and Corporate Governance Committee, committee name or director’s name, as appropriate), 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and have directed the Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Chairman of the Nominating and Corporate Governance Committee. Communications that relate to matters that are within the responsibility of one of the Committees are also to be forwarded to the Chairman of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are to be sent to the appropriate officer within the Company for review and investigation as appropriate. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management director who wishes to review them.

Director Nomination Process

In exploring potential candidates for directors, the Nominating and Corporate Governance Committee considers individuals recommended by members of the Nominating and Corporate Governance Committee, other directors, members of management, and shareholders. The Committee is advised of all nominations that are submitted to the Company and determines whether it will further consider the candidates using the criteria described below.

In determining the qualifications for members of the Board of Directors, the Nominating and Corporate Governance Committee will consider the following characteristics, as outlined in the Board’s Corporate Governance Guidelines:

Integrity and Accountability — Character is the primary consideration in nominating and evaluating an AmeriCredit Board member. Directors should demonstrate high ethical standards and integrity in their business and personal dealings, and be willing to act on, and remain accountable for their boardroom decisions.

Informed Judgment — Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues. Directors should possess a high degree of intelligence, demonstrate prudent judgment and an awareness of the impact of their decisions on shareholders and other stakeholders.

Financial Literacy — Directors should possess the ability to read and understand a balance sheet, income statement and cash flow statement and understand the use of financial ratios and other indices of financial performance.

Mature Confidence — Directors should have the ability to work effectively as part of a team, valuing Board and team performance over individual performance. Openness to other opinions and willingness to listen are as important as the ability to communicate persuasively. Board members should work with each other responsibly, assertively and supportively and raise tough questions in a manner that encourages open discussion. The working relationship between members of the Board and between the Board and management should be characterized by mutual respect.

Innovation — Directors should have the ability to provide counsel to management in developing creative solutions to problems facing the Company and in identifying innovative opportunities that can benefit the Company and its shareholders.

Commitment — Directors should have commitment as demonstrated not only by attendance at Board meetings but by evident preparation and thoughtful participation in Board discussions, willingness to participate in urgent Board discussions on short notice, when applicable, and to be accessible to the Company’s senior management and other Board members, as necessary, outside of Board meetings.

Diversity — The ability to provide different perspectives on issues presented to the Board. Diversity inclusive of race, gender, culture, thought and geography helps insure that different perspectives are presented.

After the Nominating and Corporate Governance Committee has completed its evaluation, it presents its recommendation to the full Board for its consideration and approval. In presenting its recommendation, the Committee also reports on other candidates, if any, who were considered but not selected.

Shareholders may nominate director nominees for consideration by writing to the Secretary of the Company at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 and providing the nominee’s name, biographical data and qualifications. In order to be considered by the Nominating and Corporate Governance Committee with respect to nominees for the 2006 Annual Meeting of Shareholders, prospective nominee recommendations must be received by the Secretary no later than September 3, 2006 and no earlier than August 4, 2006.

Compensation Committee Interlocks and Insider Participation

No member of the Stock Option/Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served during fiscal 2005, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or the Company’s Stock Option/Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information concerning the compensation of the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the “Named Executive Officers”) for the fiscal years shown.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Shares of Common Stock Underlying Options/SARs (#)(2)	All Other Compensation ($)(3)
Clifton H. Morris, Jr.	2005	800,000	1,400,000	78,874	160,000	23,403
Chairman of the Board (4)	2004	800,000	1,570,000	73,022	66,000	24,604
	2003	455,385	—	82,262	190,000	19,618

Daniel E. Berce	2005	750,000	1,312,500	50,610	160,000	10,485
President and	2004	750,000	1,471,875	46,321	66,000	10,689
Chief Executive Officer (4)	2003	730,000	—	79,641	190,000	11,635

Preston A. Miller	2005	419,049	557,813	—	80,000	9,837
Executive Vice President,	2004	400,033	588,799	—	—	9,791
Chief Operating Officer — Originations	2003	385,835	—	—	100,000	8,995

Mark Floyd	2005	419,049	557,813	—	80,000	10,602
Executive Vice President,	2004	400,033	588,799	—	—	10,791
Chief Operating Officer — Servicing	2003	340,897	—	—	100,000	9,141

Chris A. Choate	2005	366,662	492,188	—	80,000	9,873
Executive Vice President,	2004	340,020	500,467	—	—	10,421
Chief Financial Officer and Treasurer	2003	300,000	—	—	100,000	9,791

(1)	For fiscal 2005, includes the use of the Company aircraft valued on the basis of the out-of-pocket cost to the Company of $72,106 for Mr. Morris and $43,437 for Mr. Berce.

(2)	In March 2005, in lieu of stock options or restricted share awards, the Named Executive Officers were granted stock appreciation rights (“SARs”) which may be settled only in the Company’s Common Stock. The terms of the SARs are described under “Option/SAR Grants in Last Fiscal Year” on page 12.

(3)	The amounts disclosed in this column for fiscal 2005 include: (a) Company contributions to 401(k) retirement plans in the amount of $9,225 for Messrs. Morris, Berce, Miller, Floyd and Choate; and (b) payment by the Company of premiums for term life insurance on behalf of Mr. Morris, $14,178; Mr. Berce, $1,260; Mr. Miller, $612; Mr. Floyd, $1,377; and Mr. Choate, $648.

(4)	On August 3, 2005, Mr. Berce was named Chief Executive Officer. Mr. Berce, who has served as the Company’s President since April 2003, will now serve as President and Chief Executive Officer. Mr. Berce succeeds Mr. Morris, who retains his position as Chairman of the Board of Directors.

Option/SAR Grants in Last Fiscal Year

The following table shows all individual grants of SARs to the Named Executive Officers of the Company during the fiscal year ended June 30, 2005.

	Shares of Common Stock Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(3)
Clifton H. Morris, Jr.	160,000	23.51%	24.03	3/08/2010	2,320,000
Chairman of the Board

Daniel E. Berce	160,000	23.51%	24.03	3/08/2010	2,320,000
President and Chief Executive Officer

Preston A. Miller	80,000	11.75%	24.03	3/08/2010	1,160,000
Executive Vice President, Chief Operating Officer — Originations

Mark Floyd	80,000	11.75%	24.03	3/08/2010	1,160,000
Executive Vice President, Chief Operating Officer — Servicing

Chris A. Choate	80,000	11.75%	24.03	3/08/2010	1,160,000
Executive Vice President, Chief Financial Officer and Treasurer

(1)	The SARs granted to the Named Executive Officers, which expire five years after the grant date, became exercisable 25% on June 30, 2005, and will become further exercisable 25% on March 8, 2007 and 50% on March 8, 2008. The SARs entitle the Named Executive Officers to receive shares of Common Stock from the Company equal in value to the difference between the exercise price and the price on the day they were exercised, multiplied by the number of SARs exercised.

(2)	On March 8, 2005, SARs with respect to 640,000 shares were granted to the Company’s executive team which includes the Named Executive Officers and Steven P. Bowman, the Company’s Executive Vice President, Chief Credit and Risk Officer, and 587,500 shares of restricted shares were granted to other officers of the Company. The percentages in this column do not reflect the restricted share awards made to such other officers.

(3)	As suggested by the SEC’s rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date pre-tax present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of the SARs. The calculation is based on the expectation that the SARs are fully exercised within 5 years of the grant date and upon the following additional assumptions: no annual dividend growth, volatility of approximately 68.96%, and a risk-free rate of return equal to 4.05%. There can be no assurance that the amounts reflected in this column will be achieved.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

Shown below is information with respect to the Named Executive Officers regarding option exercises during the fiscal year ended June 30, 2005, and the value of unexercised options/SARs held as of June 30, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares of Common Stock Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1) Exercisable/ Unexercisable
Clifton H. Morris, Jr.	300,000	5,148,210	1,716,000/120,000	23,525,700/176,400
Chairman of the Board

Daniel E. Berce	—	—	2,116,000/120,000	30,525,700/176,400
President and Chief Executive Officer

Preston A. Miller	—	—	311,380/66,220	3,888,487/146,668
Executive Vice President, Chief Operating Officer — Originations

Mark Floyd	—	—	215,720/70,080	2,343,308/146,668
Executive Vice President, Chief Operating Officer — Servicing

Chris A. Choate	—	—	244,980/66,220	2,806,330/146,668
Executive Vice President, Chief Financial Officer and Treasurer

(1)	Values stated are pre-tax, net of cost and are based upon the closing price of $25.50 per share of the Company’s Common Stock on the NYSE on June 30, 2005, the last trading day of the fiscal year.

Report of the Stock Option/Compensation Committee on Executive Compensation

During fiscal 2005, the Stock Option/Compensation Committee of the Board of Directors (the “Committee”) was comprised of Messrs. Clay, Greer, Higgins and Jones. The Committee is responsible for all elements of the total compensation program for executive officers and senior management personnel of the Company, including equity incentive grants and the administration of other incentive programs.

General

The objectives of the Company’s compensation strategy remain as follows: (i) to attract and retain the best possible executive talent, (ii) to motivate its executives to achieve the Company’s goals, (iii) to link executive and shareholder interests through compensation plans that provide opportunities for management to become substantial shareholders in the Company and (iv) to provide a compensation package that appropriately recognizes both individual contributions and achievement of corporate objectives.

In fiscal 2004, the Committee engaged a nationally recognized compensation consulting firm to perform a compensation analysis for the Company’s top executives. The first portion of this analysis, assessing the competitive position of the Company’s base salaries and annual bonus opportunities for top executives, was concluded in August 2004. The second portion, which consisted of advising the Committee with respect to long-term incentive awards for the Company’s Executive Named Officers, was concluded in February 2005. The results of the compensation consultant’s assessments are discussed in this report.

Components of Compensation of Named Executive Officers in Fiscal 2005

Compensation paid to the Company’s Named Executive Officers in fiscal 2005 consisted of the following: base salary, annual bonus and long-term incentive awards.

Base Salary

Base salaries for all employees, including the Company’s Named Executive Officers, are based upon an evaluation of their responsibilities, an assessment of their performance and market comparisons from compensation surveys. Changes in base salary for the Named Executive Officers, as well as for all Company employees, depend upon projected changes in the external market as well as the individual’s contributions to the Company’s corporate performance.

Employment agreements have been entered into between the Company and each of the Named Executive Officers. All of these employment agreements, which are described in greater detail elsewhere in this Proxy Statement, provide for a certain minimum annual base salary with salary increases, bonuses and other incentive awards to be made at the discretion of this Committee.

No base salary increases were made during fiscal 2005 for Messrs. Morris and Berce. Effective September 26, 2004, the Committee authorized a base salary increase of $24,967 for Mr. Miller, to $425,000, $24,967 for Mr. Floyd, to $425,000, and $34,900 for Mr. Choate, to $375,000.

Mr. Berce was named President in April 2003, and in August 2005 he was promoted to President and Chief Executive Officer. In connection with this promotion, the Committee increased Mr. Berce’s base salary by $200,000 to $950,000. Also in August 2005, the Committee increased Mr. Morris’ base salary by $100,000 to $900,000. These were the first base salary increases for Messrs. Morris and Berce since July 2003. As of the Record Date, the Committee has not authorized any base salary increases in fiscal 2006 for Messrs. Miller, Floyd and Choate, although such increases may be authorized later in the fiscal year.

The Committee believes, based on the analysis performed by the compensation consultant, that the base salaries of the Named Executive Officers are generally competitive at the median salary ranges observed at comparable companies, but are somewhat lower than the 75th percentile that the Committee has historically used as an objective benchmark.

Annual Bonus

For Named Executive Officers, annual bonus awards are made pursuant to the Senior Executive Bonus Plan (the “Bonus Plan”) which is designed to qualify awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Bonus Plan was adopted by the Committee in August 2004, approved by the Board in

September 2004 and approved by the Company’s shareholders at the 2004 Annual Meeting of Shareholders. For fiscal 2005, the Bonus Plan provided for bonus opportunities pursuant to a formula based on the Company’s achievement of certain financial and operating objectives, including, among other targets, earnings, return on assets, originations volume, originations profitability and various collection performance metrics.

Under the Bonus Plan, the target bonus opportunity for fiscal 2005 for the CEO and the other Named Executive Officers was between 75% and 100% of base salary and the maximum bonus opportunity was between 150% and 200%. Based on the Company’s success in achieving superior financial and operating performance in fiscal 2005, the CEO and the other Named Executive Officers received annual incentive awards equal to between approximately 131% and 175% of their base salary. In July 2005, the Committee certified the achievement of the performance goals applicable to each Named Executive Officer for fiscal 2005 in accordance with the Bonus Plan.

The Committee has adopted a bonus plan for fiscal 2006 that is structurally similar to the bonus plan adopted for fiscal 2005, in that the fiscal 2006 bonus plan contains a formula-based approach that rewards the CEO and the other Named Executive Officers for the achievement of both financial and operating performance in excess of certain predefined targets.

The Committee believes, based on the analysis performed by the compensation consultant, that the target bonus opportunities provided to the CEO and the Named Executive Officers (between 75% and 100% of base salary) are generally competitive at the market median, but are lower than the 75th percentile of target bonus opportunities observed at comparable companies. This means that the Company’s total cash compensation (base salary plus targeted bonus opportunity) for its top executive officers is generally competitive at the market median, but is lower than the 75th percentile of total cash compensation observed at comparable companies. As noted above, the Committee’s historical objective has been to target total cash compensation at approximately the 75th percentile of comparable companies, in order to retain and reward executive management.

Long-Term Incentive Award

On March 8, 2005, the Committee approved grants of stock appreciation rights (“SARs”) in the amount of 160,000 to each of Messrs. Morris and Berce and 80,000 to each of Messrs. Miller, Floyd and Choate (and to Mr. Steven P. Bowman, the Company’s Executive Vice President, Chief Credit and Risk Officer) at an exercise price of $24.03, the closing market price on that date. The SARs may be settled only in stock and permit the Named Executive Officer to receive shares of Common Stock from the Company equal to the difference between the exercised price of $24.03 and the price on the date on which the SARs are exercised, multiplied by the number of SARs exercised. The “Option/SAR Grants in Last Fiscal Year” table on page 12 summarizes the long-term equity incentive awards granted to the Named Executive Officers in fiscal 2005.

The Committee has approved the Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the “2000 Plan”), which is proposed for adoption by shareholders and is discussed in detail elsewhere in this Proxy Statement. The changes to the 2000 Plan will, among other things, permit the Committee to grant restricted share awards to the Named Executive Officers with performance-vesting features similar to those contained in the Bonus Plan described above. If approved, the Committee will likely consider making a performance-vested restricted share award to the Named Executive Officers in fiscal 2006.

The Committee’s compensation consultant has previously advised the Committee that the Company should be providing long-term incentive awards at least annually to the Company’s CEO and the other Named Executive Officers to provide sufficient incentive and retention. The Committee anticipates working further with the compensation consultant in fiscal 2006 to determine the most appropriate award types and levels and creating an annual granting plan for the CEO and the Named Executive Officers consistent with the consultant’s analysis.

Other Compensation Plans

The Company maintains certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive personnel who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Stock Ownership Guidelines for Executive Officers

The Board of Directors has adopted stock ownership guidelines that are designed to encourage the accumulation of the Company’s stock by its executive officers. The guidelines, stated as a multiple of executives’ base salaries and the minimum number of shares that must be owned by executive officers, are as follows:

Position	Base Salary Multiple		Number of Shares To Be Directly Owned
Chairman, Chief Executive Officer and President	4	X	150,000
Chief Financial Officer, Chief Operating Officers and Chief Credit and Risk Officer	3	X	60,000

The recommended time period for reaching the above guidelines is the later of (i) December 31, 2005, (ii) five years from date of hire or (iii) three years from date of promotion to an executive officer position. These guidelines are subject to periodic review to ensure that the levels are appropriate. Shares of the Company’s stock directly owned by an executive officer and shares owned by an executive officer through the Company’s 401(k) and employee stock purchase programs constitute qualifying ownership, and shares of restricted shares owned by an executive officer, whether or not vested, would also qualify. Stock options or SARs are not counted towards compliance with the guidelines. The Committee will review the progress of each executive officer toward compliance with the guidelines and, in the event an officer is not making satisfactory progress, the Committee may reduce prospective equity incentive grants to such officer.

Presently, all of the Named Executive Officers other than Mr. Floyd own more than the minimum number of shares necessary to comply with the stock ownership guidelines. Mr. Floyd was promoted to Chief Operating Officer in April 2003 and, accordingly, has until April 2006 to own the requisite number of shares.

Fiscal 2005 Compensation of CEO

Given the Company’s performance in fiscal 2005, the Committee believes that Mr. Morris’ performance exceeded expectations. The Company’s net income was $286 million, an increase of 26% over the previous year. Since reassuming the position of CEO in April 2003 until the end of fiscal 2005, Mr. Morris helped the Company gain over $3 billion in market capitalization. In addition, Mr. Morris has put in place and retained an effective and efficient executive management team that has guided a successful turnaround strategy and has the commitment critical to the future success of the Company.

During fiscal 2005, Mr. Morris received $800,000 in base salary. As noted above, the Committee believes that Mr. Morris’ base salary is generally competitive at the market median but is less than the Committee’s 75th percentile objective. As discussed above, the Committee believes that the cash bonus paid under the Bonus Plan for fiscal 2005 equal to $1,400,000, 175% of Mr. Morris’ base salary, reflects Mr. Morris’ — and the Company’s — superior performance against financial and operating objectives established at the beginning of fiscal 2005. Mr. Morris received a grant of 160,000 SARs in March 2005 at an exercise price of $24.03. The Committee believes, as confirmed by the compensation consultant, that annual grants of long-term incentive awards are an appropriate component of the CEO’s compensation package. The Committee considers Mr. Morris’ total compensation package in fiscal 2005 to be appropriate given the Company’s successful attainment of the targeted goals and objectives established for fiscal 2005 and his commitment to position the Company for future success and growth.

DOUGLAS K. HIGGINS (CHAIRMAN)
JOHN R. CLAY
JAMES H. GREER
KENNETH H. JONES, JR.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Stock Option/Compensation Committee Report, the Audit Committee Report and the Performance Graph on page 18, shall not be incorporated by reference into any such filings.

Certain Agreements

Employment Contracts, Termination of Employment and Change-in Control Arrangements

The Company has entered into employment agreements with all of its Named Executive Officers. These agreements, as amended, contain terms that renew annually for successive five year periods (ten years in the case of Mr. Morris), and the compensation thereunder is determined annually by the Stock Option/Compensation Committee, subject to the following minimum annual compensation: Mr. Morris, $350,000; Mr. Berce, $345,000; Mr. Miller, $145,000; Mr. Floyd, $115,000; and Mr. Choate, $145,000. Included in the agreement for Messrs. Morris and Berce is a covenant of the employee not to compete with the Company during the term of his employment and for a period of three years from the date on which he ceased to be employed as a result of a termination for due cause or voluntary termination unless such voluntary termination occurs within twelve months after a “change in control” (as that term is defined in the employment agreements). Included in the agreement for Messrs. Miller, Floyd and Choate is a covenant of the employee not to compete with the Company during the term of his employment and for a period of one year thereafter. The employment agreements for Messrs. Morris and Berce provide that if the employee is terminated by the Company other than for cause, or in the event the employee resigns or is terminated other than for cause within twelve months after a “change in control” of the Company, the Company will pay to the employee the remainder of his current year’s salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years’ salary. The employment agreements for Messrs. Miller, Floyd and Choate provide that, in the event of a termination or resignation under the circumstances described in the immediately preceding sentence, the Company will pay to Messrs. Miller, Floyd and Choate, as the case may be, an amount equal to one year’s salary other than in connection with a “change in control;” the severance benefits for Messrs. Miller, Floyd and Choate in connection with a “change in control” are substantially identical to the benefits provided to Messrs. Morris and Berce. For all Named Executive Officers other than Mr. Morris, “salary” includes the annual rate of compensation immediately prior to the “change in control” plus the average annual cash bonus for the immediately preceding three-year period. For Mr. Morris, “salary” includes the highest annual rate of compensation plus the highest annual cash bonus or other incentive payment provided in any of the seven fiscal years preceding the year in which a “change of control” occurs.

In addition to the employment agreements described above, the terms of all stock options and SARs granted to the Named Executive Officers provide that such options and such SARs will become immediately vested and exercisable upon the occurrence of a change in control as defined in such agreements evidencing such grants.

The provisions and terms contained in these employment, option and SARs agreements could have the effect of increasing the cost of a change in control of the Company and possibly delay or hinder such a change in control.

Performance Graph

The following performance graphs present cumulative shareholder returns on the Company’s Common Stock for the five years ended June 30, 2005. In the five-year performance graph, the Company is compared to (i) the S&P 500 and (ii) the S&P Consumer Finance Index. S&P recently split the S&P Financial Index into the S&P Consumer Finance Index and the S&P Diversified Financial Services Index. Each Index assumes $100 invested at the beginning of the measurement period and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

The data source for the graph is Hemscott Inc., an authorized licensee of S&P.

Comparison of Cumulative Shareholder Return 2000–2005

	June 2000	June 2001	June 2002	June 2003	June 2004	June 2005
AmeriCredit Corp.	$100.00	$305.59	$165.00	$50.29	$114.88	$150.00
S&P 500	$100.00	$85.17	$69.85	$70.03	$83.41	$88.68
S&P Consumer Finance	$100.00	$138.95	$107.05	$99.48	$123.26	$134.77

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and directors are required to file under the Securities Exchange Act of 1934, as amended, reports of ownership and changes of ownership with the SEC. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended June 30, 2005, all filing requirements applicable to its executive officers and directors were met except an acquisition by Mr. Morris of 7,000 shares on May 11, 2004 that was not reported until April 27, 2005. The shares were acquired by Mr. Morris pursuant to an order of the United States Bankruptcy Court approving a proof of claim filed by Mr. Morris with respect to a debt owed to him by a third party secured by such shares.

Related Party Transactions

When customers default on automobile loans, the Company uses the services of independent contractors for the recovery and repossession of the financed vehicles. These independent contractors are selected from a group of qualified agencies with whom the Company maintains ongoing relationships. The Company uses the services of more than 250 different agencies. During fiscal 2005, the Company engaged Texas Expeditors of Dallas/Fort Worth, LP (“Expeditors of DFW”), a Texas limited partnership, Texas Expeditors of San Antonio, LP (“Expeditors of San Antonio”), a Texas limited partnership, and Texas Expeditors of Houston, LP (“Expeditors of Houston”), a Texas limited partnership, as three of its vehicle recovery agencies. These recovery agencies are controlled by Clifton H. Morris, III, an adult son of Mr. Clifton H. Morris, Jr., Chairman of the Board of the Company. A per vehicle payment is made pursuant to a fee schedule submitted by Expeditors of DFW, Expeditors of San Antonio and Expeditors of Houston for each recovery, repossession or other service performed. The Company considers the fees charged by these companies to be competitive and reasonable. During fiscal 2005, payments of $901,646, $335,104 and $897,613 were made by the Company to Expeditors of DFW, Expeditors of San Antonio and Expeditors of Houston, respectively. In fiscal 2005, the Nominating and Corporate Governance Committee, consisting entirely of independent directors, reviewed the Company’s relationship with these three agencies.

In fiscal 2005, the Company purchased retail installment contracts originated by automobile dealerships in which Mr. McCombs’ immediate family members are executive officers in an amount that did not exceed 1% of the total retail installment contracts purchased by the Company in fiscal 2005.

PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED 2000
LIMITED OMNIBUS AND INCENTIVE PLAN FOR AMERICREDIT CORP.
(Item 2)

For several years, the Company has utilized stock options, restricted share awards and other equity awards as an integral part of its overall compensation strategy for employees, including executive officers and key managers, and non-employee directors. The Stock Option/Compensation Committee (the “Committee”) and the Board continue to firmly believe that a broad-based equity compensation program is a necessary and powerful incentive and retention tool that benefits the Company and its shareholders. The 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. was approved in November 2000 by the Company’s shareholders and provided for stock option, restricted shares and other equity awards to the Company’s directors, officers and employees. In November 2002, the Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp., which extended the termination date for the 2000 Plan and increased the number of shares of Common Stock reserved under the 2000 Plan, was approved by the Company’s shareholders. In November 2004, an amendment to the Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp., which removed the limitation on the ability of Messrs. Morris and Berce to participate in the plan, was approved by the Company’s shareholders.

On August 9, 2005, the Committee approved the Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the “2000 Plan”) to (i) add restricted stock units as an available type of award that may be granted; (ii) add provisions that permit the Committee to utilize performance-vesting criteria in connection with certain stock options, restricted shares and restricted stock units in order to qualify certain awards as performance-based compensation under Section 162(m) of the Internal Revenue Code; (iii) increase the number of restricted share awards and restricted stock unit awards that may be made under the 2000 Plan from 2,000,000 to 3,000,000 shares; (iv) extend the termination date of the 2000 Plan from October 31, 2007 to October 31, 2008; and (v) amend certain provisions to comply with Section 409A of the Internal Revenue Code. Each of these changes is discussed below. On August 22, 2005, the 2000 Plan was ratified by the Board of Directors. The Board is now requesting that shareholders approve the 2000 Plan, as amended and restated.

The principal changes to the 2000 Plan are described below. None of the changes to the 2000 Plan increase the total number of shares available for awards under the 2000 Plan.

(i)  The ability to utilize restricted stock unit awards. The 2000 Plan, as amended, would expand the types of awards that the Company could make to eligible participants to include restricted stock unit awards. A restricted stock unit award is an agreement to issue stock, or a cash payment equal to the fair market value of such stock, at the time the award vests. No shares are issued or delivered until the eligible participant satisfies the vesting criteria. The use of restricted stock unit awards may allow the Company and eligible participants to minimize some of the administrative and tax withholding issues associated with restricted share awards. This change provides the Committee with greater flexibility to use other forms of equity awards as appropriate when evaluating future equity compensation awards.

(ii)  Add performance criteria to stock options, restricted shares and restricted stock units. The Committee may consider it appropriate or advisable to utilize performance-vesting criteria in connection with certain future equity awards. At present, the 2000 Plan does not contain provisions that permit vesting based on the achievement of specified financial or operating metrics. Further, due to the provisions of Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain incentive and equity compensation in excess of $1 million, the Committee is limited in its ability to grant restricted share awards to the Named Executive Officers in a manner that is tax efficient to the Company. The changes to the 2000 Plan address these issues by providing the Committee with more flexibility in granting performance-vested awards, including performance-vested restricted share awards, to the Named Executive Officers.

(iii)  Increase the number of restricted shares and restricted stock units that may be awarded. The 2000 Plan currently limits the number of restricted share awards that may be granted to 2,000,000 shares. In March 2005, the Committee granted 587,500 restricted share awards to non-executive officers, of which 261,955 restricted shares were issued from the 2000 Plan and 325,545 restricted shares were issued from the 1995

Omnibus Stock and Incentive Plan for AmeriCredit Corp., which plan expired by its terms on April 24, 2005. Accordingly, the 2000 Plan is the Company’s sole equity incentive plan that provides for the issuance of restricted shares and restricted stock units. Under existing accounting rules requiring that compensation expense be recognized in connection with equity awards, it may be more advantageous for the Company and its shareholders for the Committee to authorize restricted share awards or restricted stock unit awards over other types of awards such as stock options. The existing limit of 2,000,000 shares for restricted share awards impedes the Committee’s flexibility in making future equity awards that are structured to minimize the cost of equity incentives to the Company and the number of shares underlying equity awards, which typically is less for restricted share awards versus stock options. Accordingly, the 2000 Plan, as amended, increases the aggregate number of restricted shares and restricted stock units that may be granted to 3,000,000 shares, which the Committee believes will be a sufficient number of restricted share awards and restricted stock unit awards, through the termination of the 2000 Plan. Furthermore, the proposed amendments do not increase the total number of shares of Common Stock that may be issued or awarded under the 2000 Plan.

(iv)  Extension of the term of the 2000 Plan until October 31, 2008. The 2000 Plan is currently scheduled to expire on October 31, 2007. Approval of this amendment would extend the expiration date of the 2000 Plan by an additional year, until October 31, 2008. As of September 20, 2005, there are 4,671,962 shares available for future grants under the 2000 Plan. As amended, the Company believes that it will have sufficient available shares under the 2000 Plan to continue utilizing equity-based incentive awards as part of its compensation strategy for at least three years without the necessity of adopting new plans or again amending the 2000 Plan.

(v)  Amend certain provisions to comply with Section 409A of the Internal Revenue Code. Section 409A was enacted as part of the American Jobs Creation Act of 2004 (the “2004 Deferred Compensation Legislation”) and substantially impacts deferred compensation arrangements. Accordingly, certain provisions of the 2000 Plan, described in more detail below, have been modified in order to comply with the requirements of the 2004 Deferred Compensation Legislation and relevant Internal Revenue Service guidance.

The proposed amendments to the 2000 Plan incorporate a number of changes designed to provide the Committee and Board with greater flexibility to respond to market-competitive changes in equity compensation practices as well as to accounting changes that could affect the cost of equity incentives to the Company and its shareholders. In addition, the 2000 Plan, as amended, will enable the Company to continue the purposes of the 2000 Plan by providing additional incentives to attract and retain qualified and competent employees and non-employee directors. This would be in keeping with the Company’s overall compensation philosophy, which attempts to place long-term equity awards in the hands of Company directors and employees in an effort to further instill shareholder considerations and values in the actions of such directors and employees.

New Plan Benefits

Since it is the Company’s practice, discussed above, to grant stock options or other awards from time to time to a number of employees, officers and non-employee directors, it is not possible at this time to indicate the number, names or positions of employees who will receive future stock options or other awards or the number of shares of Common Stock for which stock options or other awards will be granted to any employee or non-employee director under the 2000 Plan. However, the following table lists the stock options, stock appreciation rights and restricted share awards granted in fiscal 2005 under the 2000 Plan:

Name and Position of Individual or Identity of Group	Stock Options (#)	Weighted Average Exercise Price ($)	Stock Appreciation Rights (#)	Weighted Average Exercise Price ($)	Restricted Shares (#)	Restricted Share Grant Date Price ($)
Clifton H. Morris, Jr., Chairman of the Board			160,000	24.03

Daniel E. Berce, President & CEO			160,000	24.03

Preston A. Miller, Executive Vice President, COO — Originations			80,000	24.03

Mark Floyd, Executive Vice President, COO — Servicing			80,000	24.03

Chris A. Choate, Executive Vice President, CFO & Treasurer			80,000	24.03

Executive Group (1)			640,000	24.03

Non-Executive Director Group (1)	120,000	19.57

Non-Executive Officer Employee Group (1)			40,600	25.23	261,955	24.03

(1)	Includes 6 employees in the Executive Group; 6 non-employee directors in the Non-Executive Director Group; and 204 employees in the Non-Executive Officer Employee Group.

Description of the 2000 Plan

The following summary of the 2000 Plan, as amended and restated, is qualified in its entirety by reference to the complete text of the 2000 Plan, a copy of which is attached to this Proxy Statement as Appendix B. Other than the changes described above, the material terms and conditions of the 2000 Plan will not change.

The purpose of the 2000 Plan is to continue attracting, retaining and motivating the Company’s directors, officers and other employees by enabling such directors, officers and employees to participate, through equity ownership, in the long-term growth and financial success of the Company.

Long-term equity-based incentive compensation has been a key component of the Company’s compensation philosophy for directors, executive officers and key employees since inception of the Company’s auto finance lending business in September 1992. The Board of Directors believes that equity-based incentive awards have been critical in attracting the executive officers responsible for the Company’s financial success, and in motivating such officers to continually strive, year over year, for improved financial and operating performance.

As of September 20, 2005, there are 4,671,962 shares of Common Stock remaining for future awards under the 2000 Plan.

Shares Reserved Under the 2000 Plan

The number of shares of Common Stock that may be issued or awarded under the 2000 Plan shall not exceed 9,000,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the 2000 Plan may be drawn from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market and held as treasury shares. The proposed amendments do not increase the number of shares of Common Stock that may be issued or awarded under the 2000 Plan. Accordingly, such amendments do not increase or affect the potential dilution to shareholders represented by the 2000 Plan.

Administration of the 2000 Plan

The 2000 Plan is administered by the Committee. The Committee has, among other powers, the power to interpret, waive, amend, establish or suspend rules and regulations of the 2000 Plan in its administration of the 2000 Plan. The Committee shall have the sole discretion to determine the number or amount of shares, units, cash or other rights or awards, the nature and types of which are described below, to be granted to any participant.

Grants Under the 2000 Plan

Stock Options. The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”) and/or nonqualified stock options. The term, exercisability and other provisions of an option shall be fixed by the Committee. The Committee may determine that the vesting of a stock option may be made subject to performance-vesting criteria in addition to certain other vesting provisions. The option price shall be any price determined by the Committee except that, in the case of a nonincentive stock option, the price shall not be less than the fair market value of the Company’s Common Stock on the date of grant. Except for adjustments resulting from a stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company, the Committee may not reduce the exercise or option price of an existing stock option.

Restricted Share Awards. The Committee may also award shares of the Company’s Common Stock under a restricted share award. The Committee shall fix the restrictions and the restriction period applicable to each restricted share award; provided, however, that the restriction period shall not exceed 10 years from the date of grant. The Committee may determine that the lapse of restrictions of a restricted share award may be made subject to performance-vesting criteria in addition to certain other restriction-lapsing provisions. The recipient of a restricted share award will be unable to dispose of the shares prior to the expiration of the restriction period. During this period, the recipient will be entitled to vote the shares and receive any regular cash dividends on such shares. Each stock certificate representing a restricted share award will be required to bear a legend giving notice of the restrictions in the grant. The 2000 Plan, as amended, does not permit more than an aggregate of 3,000,000 restricted share awards and restricted stock unit awards to be made in total.

Restricted Stock Unit Awards. As amended, the 2000 Plan provides that the Committee may grant restricted stock unit awards, which represent the right to receive stock. Restricted stock units will vest upon the satisfaction of conditions set forth in the award agreements. The Committee shall fix the restrictions and the restriction period applicable to each restricted stock unit award; provided, however, that the restriction period shall not exceed 10 years from the date of grant. The Committee may determine that the lapse of restrictions of a restricted stock unit award may be made subject to performance-vesting criteria in addition to certain other restriction-lapsing provisions. Restricted stock units may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in a restricted stock unit award agreement, the holder of a restricted stock unit award will have none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such units. The 2000 Plan, as amended, does not permit more than an aggregate of 3,000,000 restricted share awards and restricted stock unit awards to be made in total.

Performance Awards. The Committee may grant Performance Awards under which payment may be made in shares of the Company’s Common Stock (including restricted shares), a combination of shares and cash or cash if the performance of the Company meets certain goals established by the Committee during an award period. The Committee, in its discretion, will determine the performance goals, the length of an award period, and the manner and medium of payment of each Performance Award. In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

Stock Appreciation Rights and Limited Stock Appreciation Rights. The Committee may grant SARs and limited stock appreciation rights (“LSARs”) either singly or in combination with an underlying stock option or Performance Award under the 2000 Plan. The term, exercisability and other provisions of a SAR or LSAR may be fixed by the Committee. SARs entitle the grantee to receipt of the same economic value that would have been derived from exercise of an option. LSARs are similar to SARs but become exercisable only upon a tender offer or exchange offer for at least 30% of the outstanding shares of the Company’s Common Stock. Payment of a SAR or LSAR may be made in cash, in shares or a combination of both at the discretion of the Committee. If a SAR or LSAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

Each award under the 2000 Plan will be evidenced by an award agreement that will be delivered to the participant specifying the terms and conditions of the award and any rules applicable to such award.

Under the 2000 Plan, as amended, there are fifteen performance measures which the Committee may use in setting the performance goals for awards of stock options, restricted shares and restricted stock units in order to qualify for the performance-based compensation exception to the deductibility limit. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the following measures: (i) annual revenue, (ii) earnings per share, (iii) net income, (iv) return on managed assets, (v) origination volume, (vi) origination profitability, (vii) return on equity, (viii) net charge-offs, (ix) net charge-off percentage, (x) recoveries, (xi) net interest margin, (xii) cash collections, (xiii) delinquencies, (xiv) delinquency ratio, and (xv) operating expenses. Each of the performance measures shall have the same meaning as set forth in the Senior Executive Bonus Plan, initially approved by shareholders at the 2004 Annual Meeting of Shareholders. The Committee may choose performance goals which apply on either a corporate or business unit basis, as deemed appropriate in light of the eligible participant’s responsibilities.

Awards are nontransferrable; however, if so provided in an award agreement, an award may be transferred, without payment of consideration, to immediate family members, or to partnerships whose partners are such family members or, except as prohibited by Rule 16b-3 under the Securities Exchange Act of 1934, to a person or entity for which the grantee is entitled to a deduction for a “charitable contribution” under the Code.

Eligible Participants

Under the 2000 Plan, and as designated by the Committee, any non-employee director and any employee of the Company or the Company’s affiliates may participate in the 2000 Plan and receive award(s) thereunder (approximately 3,775 employees as of September 20, 2005).

Non-employee directors are also eligible to participate in the 2000 Plan. In fiscal 2005, each non-employee director received options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

Term of the 2000 Plan

The 2000 Plan was effective as of August 1, 2000 and, as amended, will terminate on October 31, 2008, unless terminated earlier by the Board of Directors or the Committee or extended by the Board or the Committee with the approval of the shareholders.

Change in Control

As amended, the 2000 Plan changed the definition of “change of control” to comply with the provisions of Section 409A of the Code as interpreted by the Internal Revenue Service in Notice 2005-1. Notice 2005-1 provides that nonqualified deferred compensation may be paid upon a “change in control” of a corporation and provides guidance on the circumstances under which a “change in control” occurs. Under Notice 2005-1, a “change in control” shall occur upon the following events: (1) acquisition by a person or group of persons of more than 50% of a corporation’s voting stock, (2) acquisition by a person or group of persons of 35% or more of a corporation’s voting stock within a 12-month period, (3) replacement of a majority of directors during a 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, or (4) acquisition by a person or group of persons of 40% or more of a corporation’s assets. Upon a “change in control” as defined in, and subject to certain limitations under, the 2000 Plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted.

Federal Income Tax Consequences

Stock Options. The grant of an incentive stock option or a nonqualified stock option will not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option will result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

The exercise of an incentive stock option will not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition will be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee will recognize ordinary income and the Company will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price.

Restricted Share Awards. The grant of restricted shares should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture.” If there are not such restrictions, the grantee will recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

Restricted Stock Unit Awards, SARs, LSARs and Performance Awards. The grant of a restricted stock unit award, SAR, LSAR or a Performance Award will not result in income for the grantee or in a deduction for the Company. Upon the lapse of the restrictions of a restricted stock unit, the exercise of a SAR or LSAR or the receipt of shares or cash under a Performance Award, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

Deductibility of Awards. Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to performance-based compensation. The Company believes that awards of stock options, restricted shares and restricted stock units under the 2000 Plan will qualify for the performance-based compensation exception to the deductibility limit.

Deferred Compensation. Any deferrals made under the 2000 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to eligible participants. These requirements include limitations on election timing, acceleration of payments, and distributions. To the extent applicable, it is intended that the 2000 Plan comply with the provisions of Section 409A of the Code. The 2000 Plan shall be administered in a manner consistent with this intent, and any provision that would cause the 2000 Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code.

Other Information

The Board or the Committee may amend the 2000 Plan as it deems advisable; provided, however, that shareholder approval must be obtained for any amendment increasing the number of available shares under the 2000 Plan or changing the class of eligible participants, permitting the granting of awards which expire more than ten years after the grant date, or extending the termination date of the 2000 Plan. Employees and non-employee directors who will participate in the 2000 Plan in the future and the amounts of award(s) to such employees are to be determined by the Committee subject to any restrictions outlined above.

The following table provides information about the Company’s equity compensation plans as of June 30, 2005:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	7,885,645	$13.43	4,413,192
Equity compensation plans not approved by shareholders	2,625,413	$17.12	1,192,713
Total	10,511,058	$14.35	5,605,905

The 1989 Stock Option Plan for AmeriCredit Corp., 1990 Stock Option Plan for Non-Employee Directors of AmeriCredit Corp., 1991 Key Employee Stock Option Plan of AmeriCredit Corp., 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp., AmeriCredit Corp. Employee Stock Purchase Plan, 1996 Limited Stock Option Plan for AmeriCredit Corp., 1998 Limited Stock Option Plan for AmeriCredit Corp. and Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. were approved by the Company’s shareholders.

The 1999 Employee Stock Option Plan of AmeriCredit Corp. (“1999 Plan”), FY 2000 Stock Option Plan of AmeriCredit Corp. (“FY 2000 Plan”), Management Stock Option Plan of AmeriCredit Corp. (“Management Plan”) and i4 Gold Stock Option Program (“i4 Plan”) have not been approved by the Company’s shareholders.

Description of Plans Not Approved by Shareholders

1999 Plan

Under the 1999 Plan, adopted by the Board of Directors in fiscal 1999, a total of 1,000,000 shares have been authorized for grants of options to employees other than directors and senior management officers (as defined by the plan) of which 77,935 shares were available for grants as of June 30, 2005. Each option must be granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, and no option may have a term in excess of ten years. In fiscal 2005, no shares were granted under the 1999 Plan. Each option is subject to vesting requirements established by the Board of Directors. The 1999 Plan provides for acceleration of vesting of awards in the event of a change in control. The 1999 Plan expires on February 4, 2009, except with respect to options then outstanding.

FY 2000 Plan

Under the FY 2000 Plan, adopted by the Board of Directors in fiscal 2000, a total of 2,000,000 shares have been authorized for grants of options to employees other than directors and senior management officers (as defined by the plan) of which 209,055 shares were available for grants as of June 30, 2005. Each option must be granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, and no option may have a term in excess of ten years. In fiscal 2005, no shares were granted under the FY 2000 Plan. Each option is subject to certain vesting requirements established by the Board of Directors. The FY 2000 Plan provides for acceleration of vesting of awards in the event of a change in control. The FY 2000 Plan expires on July 1, 2009, except with respect to options then outstanding.

Management Plan

Under the Management Plan, adopted by the Board of Directors in fiscal 2000, a total of 3,000,000 shares have been authorized for grants of options to employees other than directors and senior management officers (as defined by the plan) of which 567,245 shares were available for grants as of June 30, 2005. Each option must be granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, and no option may have a term in excess of ten years. In fiscal 2005, no shares were granted under the Management Plan. Each option is subject to certain vesting requirements established by the Board of Directors. The Management Plan provides for acceleration of vesting of awards in the event of a change in control. The Management Plan expires on February 3, 2010, except with respect to options then outstanding.

i4 Plan

Under the i4 Plan, adopted by the Board of Directors in fiscal 2002, a total of 1,200,000 shares have been authorized for grants of options to employees other than directors and senior management officers (as defined by the plan), of which 338,478 shares were available for grants as of June 30, 2005. Each option must be granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, and no option may have a term in excess of ten years. In fiscal 2005, no shares were granted under the i4 Plan. Each option is subject to certain vesting requirements established by the Board of Directors. The i4 Plan provides for acceleration of vesting of awards in the event of a change in control. The i4 Plan expires on October 31, 2007, except with respect to options then outstanding.

Approval of the 2000 Plan by shareholders of the Company is required by the rules of the New York Stock Exchange and by the terms of the 2000 Plan itself. Assuming the presence of a quorum, the proposal to approve the 2000 Plan, as amended, requires approval by the holders of a majority of the outstanding shares of Common Stock represented at the 2005 Annual Meeting of Shareholders.

On September 20, 2005, the closing price of the Common Stock on the New York Stock Exchange was $24.90.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2000 LIMITED OMNIBUS AND INCENTIVE PLAN FOR AMERICREDIT CORP.

RATIFICATION OF SELECTION OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 3)

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements for the fiscal year ending June 30, 2006. The Audit Committee and the Board of Directors have determined that it would be desirable to request that the shareholders ratify such selection. The proposal to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm requires approval by the holders of a majority of the outstanding shares of Common Stock represented at the 2005 Annual Meeting of Shareholders. PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2005 and has reported on the Company’s consolidated financial statements for such year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.

Shareholder ratification is not required for the selection of PricewaterhouseCoopers LLP, since the Audit Committee has the sole responsibility for selecting the Company’s independent registered public accounting firm. Nonetheless, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. In the event the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Audit Committee may, but is not required to, reconsider its selection.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

Report of the Audit Committee

The Audit Committee is comprised of four directors, each of whom meets the independence and experience requirements of the SEC and the New York Stock Exchange. The members of the Audit Committee are Messrs. Clay, Dike, Greer and Jones. The Audit Committee acts pursuant to a written charter last revised and adopted by the Board of Directors effective August 9, 2005, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee held nine meetings in fiscal 2005 to review the Company’s financial results, the status of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other relevant accounting, auditing and disclosure matters. The Audit Committee plans to meet a minimum of six times in fiscal 2006, including quarterly meetings in executive sessions with the independent registered public accounting firm, the senior internal audit executive and senior management.

The Board of Directors has determined that each member of the Audit Committee is financially literate, as the Board interpreted such qualifications in its business judgment, and that Mr. Clay has the qualifications and experience necessary to serve as an “audit committee financial expert,” as defined by the rules of the SEC. No Audit Committee member serves on the audit committees of three public companies.

Management has the primary responsibility for the consolidated financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the Company’s independent registered public accounting firm, internal control and financial reporting process on behalf of the Board of Directors. In this regard, the Audit Committee helps to ensure independence of the Company’s independent registered public accounting firm, the integrity of management and the adequacy of disclosure to shareholders. Representatives of the independent registered public accounting firm, as well as employees in the Company’s internal audit, accounting and financial management departments have unrestricted access to the Audit Committee.

In accordance with SEC policies regarding auditor independence, the Audit Committee has established a policy to pre-approve all audit and permitted non-audit services within the categories of Audit, Audit-Related Services, Tax Services and All Other Services. The Audit Committee pre-approves the services provided by the independent registered public accounting firm within each category, as well as the fees associated with such services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those circumstances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to a subcommittee of the Audit Committee (consisting of one or more members, including the Chairman of the Audit Committee acting alone), when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the Chairman or any subcommittee to grant pre-approvals shall be presented to the Audit Committee at its next scheduled meeting. All audit and permissible non-audit services provided by PricewaterhouseCoopers LLP to the Company for fiscal 2005 and 2004 were pre-approved by the Audit Committee.

The Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2005 with management and the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for expressing an opinion on the Company’s audited consolidated financial statements, in conformity with accounting principles generally accepted in the United States, for expressing an opinion on management’s assessment that the Company maintained effective internal control over financial reporting as of June 30, 2005, and for expressing an opinion of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2005, all in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm also discussed with the Audit Committee the quality of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the consolidated financial statements, significant internal control matters and the results of the fiscal 2005 audit and all other matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee received, reviewed and discussed the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based on the preceding review and discussions contained in this paragraph, the Audit Committee determined that the audited consolidated financial statements for the fiscal year ended June 30, 2005 should be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

KENNETH H. JONES, JR. (CHAIRMAN)
JOHN R. CLAY
A.R. DIKE
JAMES H. GREER

Audit Fees

During fiscal years 2004 and 2005, PricewaterhouseCoopers LLP provided various services to the Company. The aggregate fees for each of the following types of services are set forth below:

	Amounts
Description	Fiscal 2004	Fiscal 2005
Audit Services (1)	$652,700	$1,147,000
Audit-Related Services (2)	$448,682	$459,300
Tax Services (3)	$39,577	$86,551
All Other Services (4)	$11,221	$13,000
Total Fees	$1,152,180	$1,705,851

(1)	Audit Services include the annual financial statement audit (including quarterly reviews, subsidiary audits and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements). In fiscal 2005, Audit Services included fees for professional services to perform the attestation required by the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

(2)	Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-Related Services include, among other things, agreed-upon procedures and other services pertaining to the Company’s securitization program and other warehouse facility reviews; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Services” and in fiscal 2004, assistance with internal control reporting requirements.

(3)	Tax Services include tax services related to tax compliance and related advice.

(4)	All Other Services are fees for products and services other than those in the three categories above. All Other Services include subscription fees.

The Audit Committee has determined that the provision of services covered by the preceding paragraphs is compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company. The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2006.

OTHER BUSINESS
(Item 4)

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

Shareholder Proposals or Nominations

From time to time, shareholders submit proposals that they believe should be voted on at the annual meeting or recommend persons who they believe should be nominated for election to the Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the 2006 Proxy Statement. Any such shareholder proposals must be submitted, along with proof of ownership of the Company’s Common Stock in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, to the Company, addressed to J. Michael May, Secretary, 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102. To be timely, a shareholder’s submission must be delivered to or mailed and received at the principal executive offices of the Company no later than May 30, 2006. We strongly encourage any shareholder interested in submitting a proposal to contact the Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that the Company will include it in the Proxy Statement. The Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see “Director Nomination Process” in this Proxy Statement beginning on page 9.

Alternatively, under the bylaws, if a shareholder does not want to submit a proposal for the 2006 Annual Meeting in the Proxy Statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board, the shareholder may submit the proposal or nomination not less than 60 days or more than 90 days prior to the first anniversary of the 2005 Annual Meeting. A submission given pursuant to this provision of the Company’s bylaws will not be timely with respect to the Company’s 2006 Annual Meeting unless duly given by no later than September 3, 2006 and no earlier than August 4, 2006. The shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. The Company will not entertain any proposals or nominations at the 2006 Annual Meeting that do not meet these requirements. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. To make a submission or to request a copy of the bylaws, shareholders should contact the Secretary by mail addressed to J. Michael May, Secretary, 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102. The Company strongly encourages any shareholder to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

With respect to business to be brought before the 2005 Annual Meeting, the Company has not received any submissions from shareholders that the Company is required to include in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

J. Michael May
Secretary

September 23, 2005
Fort Worth, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

APPENDIX A

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
OF AMERICREDIT CORP.

1.	Purpose of the Audit Committee

The purpose of the Audit Committee of the Board of Directors (the “Audit Committee”) of AmeriCredit Corp., a Texas corporation (the “Company”), is to assist the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

2.	Membership and Appointment

The Audit Committee shall consist of at least three (3) directors who meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. The Board of Directors shall appoint the members of the Audit Committee, based on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

3.	Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the senior internal auditing executive, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or other financial advisors who represent or advise the Company.

4.	Audit Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolutions of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing and audit-related services, internal control-related services and permitted non-audit services (including the terms and fee arrangements thereof) to be performed for the Company by the independent auditor, subject to any de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or advisable, to retain independent legal, accounting or other consultants to advise the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing audit and related reports and to any advisors employed by the Audit Committee.

The Audit Committee shall report its activities to the Board of Directors in such manner and at such times as the Audit Committee or the Board of Directors deems appropriate. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall annually review the Audit Committee’s own performance, or shall cooperate with the Nominating and Corporate Governance Committee in conducting such review.

The Audit Committee, to the extent it deems necessary or advisable, shall:

Financial Statement and Disclosure Matters

(a)  Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and make a recommendation as to whether the audited financial statements should be included in the Company’s Form 10-K.

(b)  Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements, and the disclosures made in management’s discussion and analysis section.

(c)  Review and discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

(d)  Meet separately with management, the senior internal audit director and the independent auditor to review and discuss any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

(e)  Review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

(f)  Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(g)  Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(h)  Review and discuss quarterly reports from the independent auditor on:

(1)	all critical accounting policies and practices used by the Company;

(2)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(3)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(i)  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(j)  Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

(k)  Review and discuss with management and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

Oversight of the Company’s Relationship with the Independent Auditor

(l)  Review the experience and qualifications of the senior members of the independent auditor team.

(m)  Receive reports from the independent auditor at least annually regarding (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, (iii) all relationships between the independent auditor and the Company. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

(n)  Ensure the rotation of audit partners as required by law. Evaluate whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis.

(o)  Oversee the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account.

(p)  Discuss with the independent auditor material issues on which the national office was consulted by the Company’s audit team.

(q)  Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

(r)  Oversee the appointment and replacement of the senior internal auditing executive.

(s)  Discuss with the senior internal auditing executive any significant findings or reports issued to management by the internal auditing department and management’s responses.

(t)  Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the scope of the internal audit function.

Compliance Oversight Responsibilities

(u)  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

(v)  Discuss with the Company’s chief legal officer legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

(w)  Establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(x)  Obtain reports and information from management (including from the Company’s senior internal auditing executive and chief legal officer and from representatives of the Company’s Disclosure Committee, as appropriate) and the independent auditor assuring the Audit Committee that (1) the Company is in material compliance with applicable legal and regulatory requirements, and (2) the Company has an effective compliance and ethics program that, among other purposes, establishes appropriate controls to mitigate risks of fraud. In conjunction with the Nominating and Corporate Governance Committee, periodically report to the Board regarding the Company’s compliance with applicable legal and regulatory requirements and compliance with the Company’s Code of Business Conduct and Ethics.

(y)  Obtain from the independent auditor either a report to the Audit Committee concerning any illegal acts (as required by Section 10A(b) of the Exchange Act) or assurance that the independent auditor has not detected or become aware of any illegal acts.

5.	No Duty to Audit.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are fairly presented in accordance with generally accepted accounting principles. This is the responsibility of management. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations.

Approved by Committee:June 22, 2005

Approved by Board of Directors and Effective:August 9, 2005

APPENDIX B

Second Amended and Restated

2000 Limited Omnibus and Incentive Plan

for

AmeriCredit Corp.

TABLE OF CONTENTS

1.	Purpose	1

2.	Definitions	1
	(a) “Agreed Price”	1
	(b) “Award”	1
	(c) “Available Shares”	1
	(d) “Board”	1
	(e) “Broker Assisted Exercise”	1
	(f) “Business Day”	1
	(g) “Cause”	1
	(h) “Code”	1
	(i) “Committee”	1
	(j) “Company”	1
	(k) “Date of Grant”	1
	(l) “Director”	1
	(m) “Disability”	1
	(n) “Effective Date”	2
	(o) “Eligible Person”	2
	(p) “Fair Market Value”	2
	(q) “Holder”	2
	(r) “Incentive Stock Option”	2
	(s) “Limited SAR”	2
	(t) “Nonqualified Stock Option”	2
	(u) “Option”	2
	(v) “Optionee”	2
	(w) “Option Price”	2
	(x) “Outside Director”	2
	(y) “Parent”	2
	(z) “Performance Award”	2
	(aa) “Performance Goals”	2
	(bb “Performance Period”	3
	(cc) “Plan”	3
	(dd) “Plan Year”	3
	(ee) “Restriction(s)”	3
	(ff) “Restricted Period”	3
	(gg) “Restricted Shares”	3
	(hh) “Restricted Share Award”	3
	(ii) “Restricted Share Distributions”	3
	(jj) “Restricted Stock Unit”	3
	(kk) “Restricted Stock Unit Award”	3
	(ll) “Restricted Stock Unit Distributions”	3
	(mm) “SAR”	3
	(nn) “Separation”	3
	(oo) “Share(s)”	3
	(pp) “Spread”	3
	(qq) “Subsidiary”	3
	(rr) “1933 Act”	3
	(ss) “1934 Act”	3

i

3.	Award of Available Shares	3

4.	Conditions for Grant of Awards	4

5.	Grant of Options	4

6.	Option Price	4

7.	Exercise of Options	5

8.	Exercisability of Options	5

9.	Termination of Option Period	5

10.	Incentive Stock Options for 10% Shareholder	5

11.	Nonqualified Stock Options	5

12.	Restricted Share Awards	6

13.	Restricted Stock Unit Awards	6

14.	Performance Awards	7

15.	Acceleration on Change in Control	7

16.	Adjustment of Available Shares	8

17.	Transferability of Awards	9

18.	Issuance of Shares	9

19.	Stock Appreciation Rights and Limited Stock Appreciation Rights	9

20.	Administration of the Plan	11

21.	Tax Withholding	11

22.	Interpretation	12

23.	Miscellaneous	12

24.	Amendment and Discontinuation of the Plan	13

25.	Section 83(b) Election	13

26.	Effective Date and Termination Date	13

ii

Second Amended and Restated
2000 Limited Omnibus and Incentive Plan
for
AmeriCredit Corp.

1.    Purpose.  The purpose of this Plan is to advance the interests of AmeriCredit Corp. and increase shareholder value by providing additional incentives to attract, retain and motivate qualified and competent employees, and Outside Directors, upon whose efforts and judgment its success is largely dependent.

2.    Definitions.  As used herein, the following terms shall have the meaning indicated:

(a)   “Agreed Price” shall relate to the grant of a SAR or Limited SAR under an Award, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR or Limited SAR, which assigned value may be no less than the Fair Market Value of the Shares on the Date of Grant.

(b)   “Award” shall mean either an Option, a SAR, a Restricted Share Award, a Restricted Stock Unit Award or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

(c)   “Available Shares” shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent’s treasury or shall be made available from authorized and unissued Shares.

(d)   “Board” shall mean the Board of Directors of the Parent.

(e)   “Broker Assisted Exercise” shall mean a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm (“Broker”) to effect the immediate sale of the Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price plus all amounts described in Section 21, and (b) the Company to deliver the certificates for the Shares directly to such brokerage firm in order to complete the sale.

(f)   “Business Day” shall mean, if the Shares are listed on a National Securities Exchange at the time of reference, any day such Exchange is operating, and otherwise it shall mean any day that commercial banks in the city in which the Company has its principal place of business are open.

(g)   “Cause” shall mean the Holder’s willful misconduct or gross negligence, as reasonably determined by the Committee in its sole discretion.

(h)   “Code” shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

(i)   “Committee” shall mean the persons designated by the Board as the Stock Option/Compensation Committee and consisting only of Outside Directors.

(j)   “Company” shall mean the Parent and its Subsidiaries, except when it shall be appropriate to refer only to AmeriCredit Corp., then it shall be referred to as “Parent”.

(k)   “Date of Grant” shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Award.

(l)   “Director” shall mean a member of the Board.

(m)   “Disability” shall mean a Holder (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

(n)   “Effective Date” shall mean August 1, 2000.

(o)   “Eligible Person” shall mean Outside Directors, and those full time employees of the Company selected by the Committee.

(p)   “Fair Market Value” shall mean, as of a particular date, the closing value of Shares on such date, if a Business Day, and otherwise the closing value on the next preceding Business Day, which closing value shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation, or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations on such system. If neither clause (i) nor clause (ii) is applicable, the closing value shall be the fair market value on such Business Day as determined by any fair and reasonable means prescribed by the Committee.

(q)   “Holder” shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it is appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a different type of Award, reference shall be made to Optionee; and provided, further, that to the extent provided under, and subject to the conditions of, an Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

(r)   “Incentive Stock Option” shall mean an Option that is an incentive stock option as defined in Section 422 of the Code; provided that an Option which is designated as an Incentive Stock Option but which, in whole or in part, does not satisfy all of the requirements of an Incentive Stock Option shall be a Nonqualified Stock Option.

(s)   “Limited SAR” shall mean a limited stock appreciation right as defined in Section 19 hereof.

(t)   “Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(u)   “Option” (when capitalized) shall mean any Incentive Stock Option and Nonqualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Nonqualified Stock Option provisions.

(v)   “Optionee” shall mean a person (including a “Holder”, see definition) to whom an Option is granted.

(w)   “Option Price” shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire a Share under the terms of the Option.

(x)   “Outside Director” shall mean each Director who (1) is not a current employee of the Company; (2) is not a former employee of the Company who receives compensation for prior services during the taxable year; (3) has not been an officer of the Company; and (4) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director.

(y)   “Parent” shall mean AmeriCredit Corp., a Texas corporation.

(z)   “Performance Award” shall mean the award which is granted contingent upon the attainment of the performance objectives during the Performance Period, all as described more fully in Section 14.

(aa)   “Performance Goals” shall mean the pre-established goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to an Award in such a manner as shall permit payments with respect thereto to qualify as “performance-based compensation” as described in Code Section 162(m). As determined by the Committee, the Performance Goals applicable to each Holder shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) annual revenue, (b) earnings per share, (c) net income, (d) return on managed assets, (e) origination volume, (f) origination profitability, (g) return on equity, (h) net charge-offs, (i) net charge-off percentage, (j) recoveries, (k) net interest margin, (l) cash collections, (m) delinquencies, (n) delinquency ratio, and (o) operating expenses.

(bb)   “Performance Period” shall mean the period described in Section 14 with respect to which the performance objectives relate.

(cc)   “Plan” shall mean this Second Amended and Restated 2000 Limited Omnibus and Incentive Plan For AmeriCredit Corp.

(dd)   “Plan Year” shall mean the 12 month period beginning on August 1, 2000, and on each anniversary thereof.

(ee)   “Restriction(s)” shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the “transfer” of such Available Shares, and which constitute “a substantial risk of forfeiture” with respect to such Available Shares, as those terms are defined under section 83(a)(1) of the Code.

(ff)   “Restricted Period” shall mean the period during which Restricted Shares or Restricted Stock Units shall be subject to Restrictions.

(gg)   “Restricted Shares” shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

(hh)   “Restricted Share Award” shall mean the award of Restricted Shares.

(ii)   “Restricted Share Distributions” shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

(jj)   “Restricted Stock Unit” shall mean any unit granted to an Eligible Person which is subject to Restrictions and evidences the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(kk)   “Restricted Stock Unit Award” shall mean the award of Restricted Stock Units.

(ll)   “Restricted Stock Unit Distributions” shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Stock Units during a Restricted Period.

(mm)   “SAR” shall mean a stock appreciation right as defined in Section 19 hereof.

(nn)   “Separation” shall mean (i) in the case of a Holder who is not an Outside Director, the date on which such Holder ceases to have an employment relationship with the Company for any reason, including death or Disability; provided, however, a Separation will not be considered to have occurred for purposes of this (i) while such Holder is on sick leave, military leave, or any other leave of absence approved by the Company, provided such period does not exceed 90 days or, if longer, so long as such Holder’s right to reemployment with the Company is guaranteed either by statute or by contract; and (ii) in the case of a Holder who is an Outside Director, the date on which such Holder ceases to be a member of the Board.

(oo)“Share(s)” shall mean a share or shares of the common stock, par value $.01 per share, of the Parent.

(pp)   “Spread” shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s).

(qq)   “Subsidiary” shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at the time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

(rr)   “1933 Act” shall mean the Securities Act of 1933, as amended.

(ss)   “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

3.       Award of Available Shares.  As of the Effective Date, Nine Million (9,000,000) Shares shall automatically, and without further action, become Available Shares; provided, however, no more than Three

Million (3,000,000) Shares may be issued as Restricted Shares and Restricted Stock Units. To the extent any Award shall terminate, expire or be canceled, the Available Shares subject to such Award, with respect to which Holder received no benefits of ownership, shall remain Available Shares.

4.     Conditions for Grant of Awards.

(a)    Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

(b)   In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

(c)   The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

5.    Grant of Options.

(a)   The Committee may grant to Optionees from time to time Options to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option, shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Nonqualified Stock Option.

(b)   The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

(c)   The Committee may determine that the vesting and/or exercisability of an Option shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Optionees. The Committee will make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Options granted to certain executive officers, the vesting and/or exercisability of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals.

6.    Option Price.

(a)   The Option Price shall be at least the Fair Market Value of the Shares on the Date of Grant. Without limitation, except as provided in Section 16, the Committee shall not, directly or indirectly, reduce the Option Price of an existing Option.

(b)   The Option Price of any Shares purchased shall be paid solely in cash, by wire transfer, by certified or cashier’s check, or by money order from the Optionee or the Broker (in a Broker Assisted Exercise); provided, further, if expressly provided in the Option, and not otherwise, with Shares owned for the minimum period required in order to avoid having such exercise result in a charge to the Company’s earnings; or, if expressly provided in the Option, and not otherwise, with nonforfeitable Shares subject to the Option. If the Option Price is permitted to be, and is, paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date they are actually delivered to the Company.

7.    Exercise of Options.  An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise in accordance with the terms of the Option and this Plan; (ii) full payment of the aggregate Option Price of the Shares as to which the Option is exercised has been made, including through a Broker Assisted Exercise; and (iii) arrangements that are satisfactory to the Company in its sole discretion have been made to satisfy the Optionee’s obligations under Section 21. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Nonqualified Stock Option.

8.    Exercisability of Options.

(a)   Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option; provided, however, that, without limitation, in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may limit the exercisability for the first six (6) months following the Date of Grant, or provide that no Available Shares acquired on such exercise shall be transferable during such 6 month period, but in no event shall an Option be exercisable after the tenth (10th) anniversary of its Date of Grant.

(b)   The expiration date of an Option shall be determined by the Committee at the Date of Grant, but may, in the Committee’s sole discretion, be extended by the Committee.

(c)   The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised.

9.    Termination of Option Period.

(a)   As provided in Section 5, and without limitation, each Option shall be evidenced by an agreement that may contain any provisions selected by the Committee; provided, however, that in each case the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of (i) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause, (ii) the tenth (10th) anniversary of the Date of Grant.

(b)   Unless otherwise expressly provided in the Option of reference, the Committee, in its sole discretion may, by giving written notice (a “Cancellation Notice”) cancel, effective upon the date of the consummation of any Change in Control, all or any of the exercisable portion of any, or all, Options that remain unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the Change in Control, and may be condition on the actual occurrence of the Change in Control.

10.  Incentive Stock Options for 10% Shareholder.  Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in section 425 of the Code] at the Date of Grant) unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

11.  Nonqualified Stock Options.  Nonqualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in Subsection 5(b); and (iii) shall not be subject to Section 10 hereof. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

12.  Restricted Share Awards.

(a)   Each Restricted Share Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Shares of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Shares on the date the Restrictions with respect to such Restricted Shares lapse, in lieu of retaining the corresponding formerly Restricted Shares. As a condition to the grant of a Restricted Share Award, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay at least an amount equal to the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if such payment is not received within 30 days following the Date of Grant. Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving the Restricted Share Award shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions of the Restricted Share Distributions.

(b)   The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 10th anniversary of the Date of Grant.

(c)   The Committee, in its sole discretion, may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

(d)   During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder’s name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. At the direction of the Committee, such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such Restricted Share Award; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company’s creditors, until the conclusion of the applicable Restricted Period.

(e)   The Committee may determine that the vesting and/or payment of a Restricted Share Award shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Holders. The Committee will make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Restricted Share Awards granted to certain executive officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals.

13.  Restricted Stock Unit Awards.

(a)   Each Restricted Stock Unit Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Stock Unit of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Stock Unit on the date the Restrictions lapse, in lieu of retaining the corresponding formerly Restricted Stock Unit.

(b)   The Restrictions on Restricted Stock Units shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 10th anniversary of the Date of Grant.

(c)   The Committee may determine that the vesting and/or payment of a Restricted Stock Unit Award shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Holders. The Committee will make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Restricted Stock Unit Awards granted to certain executive officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals.

14.  Performance Awards.

(a)   The Committee may grant Performance Awards, which may in the sole discretion of the Committee represent a Share or be related to the increase in value of a Share, contingent on the Company’s achievement of the specified performance measures during the Performance Period. The Committee shall establish the performance measures for each Performance Period, and such performance measures, and the duration of any Performance Period, may differ with respect to each Eligible Person who receives a Performance Award, or with respect to separate Performance Awards issued to the same Eligible Person. The performance measures, the medium of payment, the Performance Period(s) and any other conditions to the Company’s obligation to pay such Performance Award in full or in part, shall be set forth in the written agreement evidencing each Performance Award.

(b)   The Committee shall determine the manner and medium of payment of each Performance Award, which manner may include immediate or deferred payment, and which medium may include cash, Shares (including, without limitation, Available Shares), Restricted Shares (but only if expressly provided for in the agreement evidencing the Performance Award), or any combination thereof as the Committee shall select.

(c)   Unless otherwise expressly provided in the agreement evidencing the Performance Award, the Holder of the Performance Award must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; provided, however, that the Committee expressly may provide in the agreement granting such Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Holder’s termination of employment by the Company prior to the end of the Performance Period.

15.  Acceleration on Change in Control.

(a)   Except to the extent limited in subsection (b), in the event of a change in control of the Company (as hereafter defined) all Awards shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this Section 15, such Award shall be “accelerated”). As used herein, the term “change in control of the Company” shall be deemed to have occurred (i)on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Parent that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Parent, (ii) on the date that either: (x) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35% or more of the total voting power of the stock of the Parent; or (y) a majority of the members of the Parent’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Parent’s Board prior to the date of the appointment or election or (iii) on the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Parent that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Parent immediately prior to such acquisition or acquisitions.

(b)   Notwithstanding any provisions hereof to the contrary, if an Award is accelerated under Subsection 15(a), the only portion of the Award which will be accelerated is the portion which can be accelerated without causing the Holder to have an “excess parachute payment” as determined under section 280G of the Code, determined by first taking into account all of the Holder’s “parachute payments” determined under section 280G of the Code from other sources, and then the acceleration hereunder, all as reasonably determined by the Committee.

16.  Adjustment of Available Shares.

(a)   If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

(i)   appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under Section 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent’s issued and outstanding Shares shall continue to be subject to grant under Section 3, and to such Award, and

(ii)   in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the adjusted cost of acquiring each Share shall be a uniform amount.

(b)   The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee’s judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation § 1.424-1(a)(3)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution or assumption, over the aggregate option price of such shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and (ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

(c)   Without limitation, except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

(d)   Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent’s capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

17.  Transferability of Awards.  Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, or, if so provided in the Award, (a) that such Award is transferable, in whole or in part, without payment of consideration, to immediate family members of the Holder, to trusts for such family members, or to partnerships whose only partners are such family members, or (b) to a person or other entity for which the Holder is entitled to a deduction for a “charitable contribution” under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted).

18.  Issuance of Shares.  No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Shares shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i)   a representation, warranty or agreement by the person Holder such Shares to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii)   a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

19.  Stock Appreciation Rights and Limited Stock Appreciation Rights.

(a)   The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Available Shares covered by any Option (“Related Option”), or with respect to, or as some or all of, a Performance Award (“Related Performance Award”). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. A SAR or Limited SAR granted with respect to a Related Nonqualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

(b)   For the purposes of this Section 19, the following definitions shall apply:

(i)   The term “Offer” shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Shares of the Parent, other than one made by the Parent; provided that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

(ii)   The term “Offer Price Per Share” shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Shares in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or (2) the valuation placed on such securities or properties by the Committee.

(iii)   The term “Limited SAR” shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

(iv)   The term “Offer Spread” shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Available Shares with respect to which such Limited SAR is being exercised; provided, however, that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

(v)   The term “SAR” shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

(vi)   The term “SAR Spread” shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the FMV of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

(c)   To exercise the SAR or Limited SAR, the Holder shall:

(i)   Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number or Available Shares with respect to which such SAR or Limited SAR is being exercised, and

(ii)   If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

(d)   As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company’s obligation for federal and state withholding taxes with respect to such exercise.

(e)   A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

(f)   Upon the exercise of a SAR or Limited SAR, and without limiting the generality of Section 3, the Available Shares under the Related Option or Related Performance Award to which such exercised SAR or Limited SAR relate shall never again be Available Shares.

(g)   Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

(h)   A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

(i)   A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

(j)   Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

(k)   The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR or Limited SAR.

20.  Administration of the Plan.

(a)   The Plan shall be administered by the Committee and, except for the powers reserved to the Board in Section 24 hereof, the Committee shall have all of the administrative powers under Plan.

(b)   The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. Without limitation, the determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

(c)   Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

(d)   Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Options; (ii) as provided in the Subsection 9(a) and (b), upon the occurrence of certain events, to make appropriate adjustments to the Option Price and number of Shares subject to this Plan and Option; and (iii) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.

(e)   No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member’s gross negligence, fraud or bad faith. Such indemnification shall include attorney’s fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company’s ability to insure itself with respect to its obligations hereunder.

21.  Tax Withholding.  On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company in cash, or at the sole discretion of the Committee, or as provided in the Award, in Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Holder with respect to such

Award) the amount which the Company reasonably determines to be appropriate in order to reimburse the Company for applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; provided that, where Shares are used to satisfy such withholding, the withholding will be limited to the minimum amount, as determined by the Company, necessary to satisfy such withholding requirements and employment taxes.

22.Interpretation.

(a)  If any provision of this Plan, or any Award, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.

(b)  THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

(c)  Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

(d)  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

23.Miscellaneous.

(a)  The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

(b)  Neither the Board, the Committee, nor the Company guarantees Shares from loss or depreciation.

(c)  Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(d)  The Company shall, upon request or as may be specifically required under this Plan or any Award, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Award.

(e)  The Company assumes no liability to any Holder or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

(f)  Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this subsection, or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this subsection. The Company or the Holder may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Holder shall be deemed to have specified as its and his address for receiving notices, as to the Company, the principal executive offices of the Company and, as to the Holder, the most current address of the Holder set forth in the Company’s employment records.

(g)  This Plan shall be binding upon the Holder, his legal representatives, heirs, legatees and distributees; upon the Company, its successors, and assigns; and upon the Board and its successors.

(h)  To the extent applicable, it is intended that the Plan comply with the provisions of Section 409A of the Code. The Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Holder).

24.  Amendment and Discontinuation of the Plan.  The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that (except to the extent provided in Section 16) no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in Subsection 9(a)(ii), or (c) extend the termination date of the Plan as set forth in Section 26; and provided, further, that (except to the extent provided in Subsections 8(b) and 9(b) hereof) no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in any Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

25.  Section 83(b) Election.  If as a result of receiving an Award, a Holder receives Restricted Shares subject to a “substantial risk of forfeiture”, then such Holder may elect under section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the section 83(b) election described above, the Holder (i) shall make such election in a manner that is satisfactory to the Committee, (ii) shall provide the Committee with a copy of such election, (iii) agrees to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agrees to comply with the provision of Section 21 to the extent the Committee may reasonably require in its sole and absolute discretion.

26. Effective Date and Termination Date.  The Plan is effective on its Effective Date; provided, however, if the Plan is not approved by a majority of the stockholders, present and voting at a duly called meeting, on or before the first anniversary of its Effective Date, each Incentive Stock Option granted pursuant to the Plan shall be deemed to be a Nonqualified Stock Option; and no further Options shall be granted hereunder subsequent to the earlier of such first anniversary of the Effective Date or the date of such stockholder meeting. Unless terminated earlier, the Plan automatically shall terminate on October 31, 2008.

AmeriCredit Corp.

801 CHERRY ST., SUITE 3900 FORT WORTH, TEXAS 76102	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by AmeriCredit Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AmeriCredit Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

AMERI1             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICREDIT CORP.

Vote On Directors

1.       Proposal to elect as Directors of the Company the following persons to:

hold office until the Annual Meeting of Shareholders in 2008 or until their successors have been duly elected and have qualified
For	Withhold	For All
All	All	Except

Nominees:

01) Clifton H. Morris, Jr.

02) John R. Clay	☐	☐	☐

To withhold authority to vote, mark "For All Except"

and write the nominee's number on the line below.

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Vote On Proposals	For	Against	Abstain

2. Proposal to approve the Second Amended

and Restated 2000 Limited Omnibus and Incentive

Plan for AmeriCredit Corp.	☐	☐	☐

3. Proposal to ratify the appointment of

PricewaterhouseCoopers as accountants for

the fiscal year ending June 30, 2006.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please sign exactly as name appears hereon. Proxies should be dated when signed. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

|______________________________|_______|	|___________________________|_______|
Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners)	Date

AMERICREDIT CORP.

801 CHERRY STREET, SUITE 3900

FORT WORTH, TEXAS 76102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clifton H. Morris, Jr. and Daniel E. Berce, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of AmeriCredit Corp. (the "Company"), held of record by the undersigned on September 9, 2005, at the Annual Meeting of Shareholders of the Company to be held on November 2, 2005, at 10:00 a.m. (Central Standard Time), at the Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas 76102, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 4.